UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 4, 2002

US Airways Group, Inc.
(Commission file number: 1-8444)

and

US Airways, Inc.
(Commission file number: 1-8442)

(Exact names of registrants as specified in their charters)

                   Delaware                              US Airways Group, Inc. 54-1194634
          (State of incorporation                   US Airways, Inc.            53-0218143
            of both registrants)                      (I.R.S. Employer Identification Nos.)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

US Airways, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

Item 5.      Other Events

     On November 4, 2002, US Airways Group, Inc. (the Company) and US Airways, Inc. issued a news release (see exhibit 99 below).

     Certain of the information contained in the attached news release should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the Company's products; and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

     Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 7.      Financial Statements and Exhibits

(c)   Exhibit

Designation                                                 Description
------------                                                  -----------

     99            News release dated November 4, 2002 of US Airways Group, Inc. and US Airways, Inc.

                                                                                SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                                               US Airways Group, Inc. (REGISTRANT)

Date: November 5, 2002                                           By:     /s/ Anita P. Beier
                                                                                 Anita P. Beier
                                                                                 Vice President and Controller
                                                                                 (Chief Accounting Officer)

                                                                               US Airways, Inc. (REGISTRANT)

Date: November 5, 2002                                           By:     /s/ Anita P. Beier
                                                                                 Anita P. Beier
                                                                                 Vice President and Controller
                                                                                 (Chief Accounting Officer)

(this space intentionally left blank)

Exhibit 99

US AIRWAYS OCTOBER TRAFFIC UP 5.9 PERCENT

     ARLINGTON, Va., Nov. 4, 2002 -- US Airways reported today that revenue passenger miles for October 2002 increased 5.9 percent compared to October 2001, while available seat miles for the month were down 2.4 percent compared to the same period last year. The passenger load factor for October 2002 was 66.9 percent, a 5.2 percentage-point increase compared to October 2001.

     The terrorist attacks of September 11, 2001, which included the three-day shutdown of the air traffic system in September, and reduced capacity in the Northeast U.S. during October, have affected the year-over-year comparisons.

     Year-to-date, US Airways' revenue passenger miles decreased 14.1 percent compared to the first ten months of 2001, while available seat miles decreased 16.1 percent. The year-to-date passenger load factor was 71.4 percent, an increase of 1.7 percentage points compared to the same period in 2001.

     The three wholly owned subsidiaries of US Airways Group, Inc. -- Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA, Inc. -- reported that revenue passenger miles for October 2002 increased 31.1 percent compared to October 2001, while available seat miles increased 19.2 percent. The passenger load factor for the month was 55.1 percent, an increase of 5.0 percentage points compared to the same period in 2001.

     Year-to-date revenue passenger miles for the three wholly-owned US Airways Express carriers increased 9.2 percent compared to the ten months of 2001, while available seat miles increased 12.9 percent. The year-to-date passenger load factor was 53.0 percent, a decrease of 1.8 percentage points compared to the same period in 2001.

     Operationally, US Airways ended the month by completing 99.5 percent of its scheduled flights.

     System mainline passenger unit revenue for October 2002 is expected to increase between 7.5 percent and 8.5 percent compared to October 2001, which is a decrease of between 18.5 percent and 19.5 percent compared to October 2000.

This press release, as well as other statements made by US Airways may contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment, which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to operate pursuant to the terms of the Debtor-In-Possession financing facility; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; and the ability of the company to attract and retain customers. Other risk factors are listed from time-to-time in the company's SEC reports. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

US AIRWAYS, INC.
SELECTED TRAFFIC STATISTICS

	Oct. 2002	Oct. 2001	Percent Change

Revenue Passenger Miles (000):
Domestic*	2,311,008	2,362,437	(2.2)
International*	653,825	438,218	49.2
Total - Scheduled Service	2,964,833	2,800,655	5.9
Total (Including Charter)	2,965,753	2,802,967	5.8

Available Seat Miles (000):
Domestic*	3,504,489	3,713,867	(5.6)
International*	929,975	828,501	12.2
Total - Scheduled Service	4,434,465	4,542,368	(2.4)
Total (Including Charter)	4,435,983	4,546,153	(2.4)

Passengers Boarded*	3,508,757	3,541,695	(0.9)
System Load Factor*	66.9	61.7	5.2
Average Passenger Journey*	845.0	790.8	6.9

* scheduled service

NOTE: Numbers may not add or calculate due to rounding

US AIRWAYS, INC.
YEAR-TO-DATE 2002

	Jan. - Oct. 2002	Jan. - Oct. 2001	Percent Change

Revenue Passenger Miles (000):
Domestic*	27,210,612	32,866,499	(17.2)
International*	7,032,972	6,994,153	0.6
Total - Scheduled Service	34,243,584	39,860,652	(14.1)
Total (Including Charter)	34,251,232	39,886,947	(14.1)

Available Seat Miles (000):
Domestic*	39,107,962	47,898,740	(18.4)
International*	8,866,475	9,291,390	(4.6)
Total - Scheduled Service	47,974,437	57,190,130	(16.1)
Total (Including Charter)	47,984,378	57,222,581	(16.1)

Passengers Boarded*	40,309,967	48,504,696	(16.9)
System Load Factor*	71.4	69.7	1.7
Average Passenger Journey*	849.5	821.8	3.4

* scheduled service

NOTE: Numbers may not add or calculate due to rounding

	US AIRWAYS EXPRESS**
SELECTED TRAFFIC STATISTICS

	Oct. 2002	Oct. 2001	Percent Change
Revenue Passenger Miles (000)	132,848	101,358	31.1
Available Seat Miles (000)	241,236	202,415	19.2
Passengers Boarded*	595,479	464,613	28.2
System Load Factor*	55.1	50.1	5.0
Average Passenger Journey	223.1	218.2	2.3

US AIRWAYS EXPRESS**
YEAR-TO-DATE 2002

	Jan. - Oct. 2002	Jan. - Oct. 2001	Percent Change
Revenue Passenger Miles (000)	1,284,382	1,175,972	9.2
Available Seat Miles (000)	2,425,185	2,148,082	12.9
Passengers Boarded*	5,749,363	5,393,065	6.6
System Load Factor*	53.0	54.7	(1.8)
Average Passenger Journey	223.4	218.1	2.5
* Scheduled service ** Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc.

NOTE: Numbers may not add or calculate due to rounding

NUMBER: 4386